Exhibit 5.1

[PATTON BOGGS LLP LETTERHEAD]

May 16, 2011

Board of Directors
Hyperdynamics Corporation
12012 Wickchester Lane
Suite 475
Houston, TX 77079

Re: Registration Statement on Form S-3 of Hyperdynamics Corporation (No. 333-173051)

Dear Ladies and Gentlemen:

We have acted as counsel to Hyperdynamics Corporation, a Delaware corporation (the “Company”), in connection with the preparation of the prospectus supplement, dated May 16, 2011, and the accompanying base prospectus dated March 24, 2011 (collectively, the “Prospectus”) that form part of the Company’s effective Registration Statement on Form S-3 (File No. 333-173051) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Prospectus relates to the proposed (i) issuance of 582,630 shares of the Company’s common stock, par value $0.001 per share, that are issuable upon the exercise of currently outstanding warrants dated April 20, 2010 (the “April 2010 Warrants”) to purchase common stock, and (ii) resale by the selling stockholder named therein (the “Selling Stockholder”) from time to time of up to 305,983 shares of common stock (together with the 582,630 shares of the Company’s common stock issuable upon exercise of the April 2010 Warrants, the “Shares”) issuable upon the exercise of other outstanding warrants to purchase common stock dated as of various dates (together with the April 2010 Warrants, the “Warrants”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the Prospectus, (ii) a specimen certificate representing the Shares, (iii) the Certificate of Incorporation, as amended, of the Company, as currently in effect, (iv) the Bylaws, as amended, of the Company, as currently in effect, and (v) certain resolutions adopted by the Board of Directors of the Company or a committee thereof with respect to the issuance of the Warrants and the Shares.  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In our examination, we have assumed and have not verified (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures (other than persons signing on behalf of the Company), (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity with the originals of all documents supplied to us as copies, (v) the accuracy and completeness of all corporate records and documents made available to us by the Company, and (vi) that the foregoing documents, in the form submitted to us for our review, have not been altered or amended in any respect material to our opinion stated herein.  We also have obtained from the officers of the Company certificates as to certain factual matters necessary for the purpose of this opinion and, insofar as this opinion is based on such matters of fact, we have relied solely on such certificates without independent investigation.

The following opinion is limited in all respects to matters of the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that (i) the issuance of the Shares has been duly authorized, and (ii) the Shares, when issued and delivered upon exercise of the Warrants in accordance with the terms of the applicable Warrants, and upon payment of the exercise price provided therein, will be validly issued, fully paid and non-assessable.

The opinions and statements contained in this letter are given as of the date of this letter, and we hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinions or statements with respect to any matter set forth in this letter.  This opinion may be used only in connection with the issuance of the Shares that are issuable upon the exercise of the April 2010 Warrants and the resale of the Shares by the Selling Stockholder while the Registration Statement remains effective.

We hereby consent to your filing of this opinion with the SEC as an exhibit to a Current Report on Form 8-K to be incorporated by reference in the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus contained therein.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC adopted under the Securities Act.

Very truly yours, /s/ PATTON BOGGS LLP PATTON BOGGS LLP